Exhibit 32.1

Certification Pursuant to 18 U.S.C. Section 1350

The undersigned, Clark R. Doyal, chief executive officer and chief accounting officer of ADS Media Group, Inc., a Utah corporation (the "Company"), pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes Oxley Act of 2002, hereby certifies that:

(1) the Company's Annual Report on Form 10-QSB for the period ended September 30, 2007, (the "Report") fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 13, 2007

By:	/s/ Clark R. Doyal
Clark R. Doyal, Chief Executive Officer